Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL
To accompany certificates of common stock, $0.01 par value per share, of
UNITED RENTALS, INC.
tendered pursuant to the Offer to Purchase
dated June 17, 2008, as amended or supplemented from time to time

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 16, 2008, UNLESS THE OFFER IS EXTENDED.

Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing the shares you are tendering, to the Depositary for the Offer:

By Mail or Overnight Courier:	By Hand:

American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane
6201 15th Avenue	Concourse Level
Brooklyn, NY 11219	New York, NY 10038

If delivering by facsimile: (718) 234-5001 / Confirmation number: (877) 248-6417
For assistance call: (877) 248-6417 or (718) 921-8317

You should read carefully this Letter of Transmittal, including the accompanying instructions, before you complete it. For this Letter of Transmittal to be validly delivered, it must be received by the Depositary at one of the addresses before the Offer expires. Delivery of the Letter of Transmittal to another address will not constitute a valid delivery. Deliveries to the Company, the Dealer Manager, the Information Agent or DTC will not be forwarded to the Depositary and will not constitute a valid delivery.

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s)
(Please fill in, if blank, exactly as name(s)	Shares Tendered
appear(s) on Share Certificate(s))	(Attach additional signed list if necessary)
	Share	Total Number	Number of
	Certificate	Represented by	Shares
	Number(s)*	Share Certificate(s)*	Tendered**

Total Shares Tendered:

* Need not be completed by Book-Entry Stockholders.

** If you desire to tender fewer than all shares evidenced by any certificates listed in the box to the left, please indicate in this column the number of shares you wish to tender. Unless otherwise so indicated, it will be assumed that all shares described herein are being tendered.

UNITED RENTALS, INC. LETTER OF TRANSMITTAL

You should carefully read this Letter of Transmittal, including the accompanying instructions, before completing it.

As of June 17, 2008, United Rentals, Inc. (“United Rentals”) is offering to purchase up to 27,160,000 shares of its common stock, together with the associated preferred stock purchase rights, in a tender offer (the “Offer”) as described in the Offer to Purchase. The Offer is being made to all holders of the shares at a price not greater than $25.00 nor less than $22.00 with the exact price to be determined as set forth in the Offer to Purchase. This Letter of Transmittal is to be completed only if you are including with this Letter of Transmittal certificates representing shares that you are tendering (or the certificates will be delivered pursuant to a Notice of Guaranteed Delivery you have previously sent the Depositary) or a tender of book entry shares is being made to the account maintained by American Stock Transfer & Trust Company pursuant to Section 3 of the Offer to Purchase.

Please complete Item 7 and/or Item 8 below if you would like to request special transfer or mailing.

(1)	Signature*: This form must be signed by the registered holder(s) exactly as their name(s) appear(s) above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
   Signature of Shareholder                                     Date                                Daytime Telephone #

X
   Signature of Shareholder                                     Date                                Daytime Telephone #

*	See Instruction #1 of this Letter of Transmittal for the representations, warranties and agreements made by the undersigned by signing this Letter of Transmittal.

(2)  Number of Shares You Own:

(3)  Number of Shares You are Tendering:

(4)	Shares Tendered at a Price Determined by You:

By checking one of the following boxes below instead of the box under “Shares Tendered at a Price Determined Pursuant to the Offer,” you are tendering shares at the price checked. This action could result in none of your shares being purchased if the Purchase Price selected by United Rentals for the shares in accordance with the terms of the Offer is less than the price checked below.

If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. The same shares cannot be tendered at more than one price, unless previously validly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
CHECK ONLY ONE BOX
IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
THERE IS NO PROPER TENDER OF SHARES

☐ Price $22.00	☐ Price $23.25	☐ Price $24.50
☐ Price $22.25	☐ Price $23.50	☐ Price $24.75
☐ Price $22.50	☐ Price $23.75	☐ Price $25.00
☐ Price $22.75	☐ Price $24.00
☐ Price $23.00	☐ Price $24.25

OR

(5)	Shares Tendered at a Price Determined Pursuant to the Offer:

☐	By checking this one box instead of one of the price boxes above, you are tendering shares and are willing to accept the Purchase Price as defined in the Offer to Purchase selected by United Rentals in accordance with the terms of the Offer. This action will maximize the chance of having United Rentals purchase all your shares (subject to the possibility of proration). Note this action could result in your receiving a price per share as low as $22.00.

(6)	ODD LOTS

As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding fewer than 100 shares may have their shares accepted for payment before any proration of other tendered shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more shares, even if these holders have separate accounts representing fewer than 100 shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering shares either (check one box):

☐	at the Purchase Price, as the same will be determined by United Rentals in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above); or

☐	at the price per share indicated above in the section captioned “Price (in Dollars) per Share at which Shares are Being Tendered.”

CONDITIONAL TENDER

You may condition your tender of shares upon United Rentals purchasing a specified minimum number of the shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by United Rentals pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased from the shareholder in order for the shareholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Shareholders are urged to consult with their tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended United States federal income tax result for any stockholder tendering shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from me, if any are purchased from me, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, United Rentals may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

HOW TO CONTACT AMERICAN STOCK TRANSFER & TRUST COMPANY

By Telephone — 9:00 a.m. to 5:00 p.m. New York Time, Monday through Friday, except for bank holidays:
(877) 248-6417
(718) 921-8317

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Hand:	By Mail or Overnight Courier:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Attn: Reorganization Department/United Rentals Offer	Attn: Reorganization Department/United Rentals Offer
59 Maiden Lane	Operations Center
Plaza Level	6201 15th Avenue
New York, NY 10038	Brooklyn, NY 11219

(7)		(8)
Special Transfer Instructions		Special Mailing Instructions
Fill in ONLY if you want your check for cash to be issued in another name, complete this section with the information for the new account name	Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail check(s) to:

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Name of Guarantor — Please Print)	Address (Number and Street)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)		(City, State & Zip Code)

INSTRUCTIONS FOR COMPLETING THE STOCK TRANSMITTAL FORM

1.	Sign, date and include your daytime telephone number in this Transmittal form in Box 1 and after completing all other applicable sections return this form in the enclosed envelope.

By signing this Transmittal form in Box 1, such signatory (the “undersigned”) hereby tenders the above-described shares of common stock, par value $0.01 per share (“Common Stock”), of United Rentals, Inc. (the “Company,” “we” or “us”), at the price per share indicated in this Letter of Transmittal, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions set forth in the United Rentals, Inc. Offer to Purchase dated June 17, 2008 (the “Offer to Purchase”), and this Letter of Transmittal (which, together with any amendments or supplements thereto or hereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged.

Subject to and effective on acceptance for payment of, and payment for, the shares tendered with this Letter of Transmittal in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the shares that are being tendered hereby and irrevocably constitutes and appoints American Stock Transfer & Trust Company (the “Depositary”) the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such shares, to (a) deliver certificates for such shares or transfer ownership of such shares on the account books maintained by the book-entry transfer facility, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of the Company, (b) present such shares for transfer and cancellation on the books of the Company and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms of the Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby and, when the same are accepted for payment by the Company, the Company will acquire good title thereto, free and clear of all liens, restrictions, claims and encumbrances, and the same will not be subject to any adverse claim or right. The undersigned will, on request by the Depositary or the Company, execute any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby, all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that the valid tender of shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company on the terms and subject to the conditions of the Offer, which agreement will be governed by, and construed in accordance with, the laws of the State of New York.

A tender of shares pursuant to any of the procedures described Section 3 of the Offer to Purchase will constitute the tendering shareholder’s acceptance of the terms and conditions of the Offer, as well as the tendering shareholder’s representation and warranty to us that the shareholder has a “net long position,” within the meaning of Rule 14e-4 promulgated by the SEC under the Exchange Act, in the shares or equivalent securities at least equal to the shares being tendered and the tender of shares complies with Rule 14e-4. It is a violation of Rule 14e-4 for a person, directly or indirectly, to tender shares for that person’s own account unless, at the time of tender and at the end of the proration period or period during which shares are accepted by lot (including any extensions thereof), the person so tendering (1) has a net long position equal to or greater than the amount of (x) shares tendered or (y) other securities convertible into or exchangeable or exercisable for the shares tendered and (2) will acquire the shares for tender by conversion, exchange or exercise and will deliver or cause to be delivered the shares in accordance with the terms of the Offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. Our acceptance for payment of shares tendered pursuant to the Offer will constitute a binding agreement between the tendering shareholder and us upon the terms and conditions of the Offer.

2.	Please indicate the total number of shares you own in Box 2.

3.	Please indicate the total number of shares you are tendering in Box 3.

4.	Indication of price at which shares are being tendered. If you want to tender your shares you must properly complete the pricing section of this Letter of Transmittal, which is called “Shares Tendered At A Price Determined By You”. You must check one box in the pricing section. If more than one box is checked or no box is checked, your shares will not be properly tendered. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. However, the same shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

5.	By checking the box in Box 5 instead of one of the price boxes in Box 4, you are tendering shares and are willing to accept the Purchase Price selected by United Rentals in accordance with the terms of the Offer. This action will maximize the chance of having United Rentals purchase your shares (subject to the possibility of proration). Note this action could result in you receiving a price per share as low as $22.00.

6.	Please see the Offer to Purchase for additional information regarding Box 6.

7.	Complete Box 7 ONLY if you want your check for cash to be issued in another name, fill in this section with the information for the new account name. Signature(s) in Box 7 must be medallion guaranteed.

8.	Complete Box 8 ONLY if the proceeds of this transaction are to be mailed to a person other than the registered holder or to a different address.

9.	Shareholders who cannot deliver their required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) may tender their shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

10.	United Rentals will determine in its sole discretion the number of shares to accept, and the validity, eligibility and acceptance for payment of any tender. Any such determination will be final and binding on all persons participating in the Offer, subject to such Offer participants disputing such determination in a court of competent jurisdiction. There is no obligation to give notice of any defects or irregularities to stockholders.

11.	If the space provided in Boxes 2 and 3 above is inadequate, the number of shares should be listed on a separated signed schedule attached hereto.

SUBSTITUTE FORM W-9

Each tendering holder is required to provide the Depositary with a correct taxpayer identification number (“TIN”) on Substitute Form W-9, which is provided under “Important Tax Information” below, or, alternatively, to establish another basis for exemption from backup withholding. A tendering holder must cross out item (2) in the Certification box on Substitute Form W-9 if such holder is subject to backup withholding. In addition to potential penalties, failure to provide the correct information on the form may subject the tendering holder to 28% United States federal income tax backup withholding on the payments made to the holder or other payee with respect to common shares purchased pursuant to the tender offer. A holder should write “applied for” in the box in Part I of the form if the tendering holder has not yet been issued a TIN but has applied for a TIN or intends to apply for a TIN in the near future. Any such holder should also complete the “Certificate of Awaiting Taxpayer Identification Number” below in order to avoid backup withholding. If “applied for” is written in the box in Part I, the Depositary will withhold 28% on all such payments until a TIN is provided to the Depositary.

To prevent backup withholding on payment made to a holder or other payee with respect to shares purchased pursuant to the tender offer, the holder is required to notify the Depositary of (a) the holder’s correct TIN by completing the form below, certifying (i) that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a

TIN), (ii) that such holder is not subject to backup withholding because (A) such holder is exempt from backup withholding, (B) the IRS has not notified the holder that the holder is subject to backup withholding as a result of failure to report all interest or dividends or (C) the IRS has notified the holder that the holder is no longer subject to backup withholding and (iii) that such holder is a U.S. person (including a U.S. resident alien); or (b) if applicable, an adequate basis for exemption.

IMPORTANT TAX INFORMATION

Under United States federal income tax law, a holder whose tendered shares are accepted for payment is required by law to provide the Depositary with such holder’s correct TIN on Substitute Form W-9 below or otherwise establish a basis for exemption from backup withholding. If the Depositary is not provided with the correct TIN or an adequate basis for exemption, the IRS may subject the holder or other payee to a $50 penalty. In addition, payments that are made to such holder or other payee with respect to shares purchased pursuant to the tender offer may be subject to backup withholding.

Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt holders should indicate their exempt status on the Substitute Form W-9. For a foreign individual to qualify as an exempt recipient, he or she must submit an applicable IRS Form W-8 (generally an IRS Form W-8BEN) signed under penalties of perjury, attesting to that individual’s exempt status. A Form W-8 can be obtained from the Depositary. See the “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” following the form for more instructions. Holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

Even if a foreign shareholder provides the required certification to establish an exemption from backup withholding, such holder may be subject to a 30% U.S. federal withholding tax on payments received pursuant to the tender offer. See sections 3 and 13 in the offer to purchase. Foreign shareholders are urged to consult their tax advisors regarding the application of U.S. federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

If backup withholding applies, the Depositary is required to withhold 28% of any such payments made to the holder or other payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes and the required information is furnished, the holder may obtain a refund from the IRS.

What Number to Provide to the Depositary

The holder is required to give the Depositary the TIN (either a social security number or employer identification number) of the record owner of the shares. If the shares are in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

PAYER’S NAME: American Stock Transfer & Trust Company
PAYEE’S NAME:

PAYEE’S ADDRESS:

SUBSTITUTE FORM W-9	Part I: Taxpayer Identification Number (TIN)	Part II: For Payees Exempt from Backup Withholding

Department of the Treasury Internal Revenue Service	Social Security Number OR	For Payees Exempt from Backup withholding, see the Guidelines below and complete as instructed therein.

Payer’s Request for Taxpayer Identification Number (TIN) and Certification	Employer Identification Number (If awaiting TIN write “Applied For” and complete Part III and the Certificate of Awaiting Taxpayer Identification Number)

Part III:—Certification—
Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. citizen or other U.S. person (as defined on page 1 of the enclosed guidelines).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

	Signature of U.S. person	Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR”
IN THE APPROPRIATE LINE IN PART I OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me pursuant to the tender offer will be withheld.

Signature	Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer. — Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service. For federal tax purposes, you are considered a “U.S. person” if you are an individual who is a U.S. citizen or U.S. resident alien, a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, an estate (other than a foreign estate), or a domestic trust (as defined in Treas. Reg. section 301.7701-7).

Give the social security
For this type of account:		number of —
1.	Individual	The Individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor trustee[1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner[3]

Give the employer
For this type of account:		identification number of —
6	Disregarded entity not owned by an individual	The owner
7.	A valid trust, estate, or pension trust	The legal entity[4]
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

1.	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
2.	Circle the minor’s name and furnish the minor’s social security number.
3.	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one), but the IRS encourages you to use your SSN.
4.	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from withholding include:

•	An organization exempt from tax under Section 501(a), an individual retirement account (IRA) where the payor is also the trustee or custodian, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•	The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or instrumentality of any one or more of the foregoing.

•	An international organization or any agency or instrumentality thereof.

•	A foreign government and any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A middleman known in the investment community as a nominee or custodian.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A foreign central bank of issue.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:

•	Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if you have not provided your correct taxpayer identification number to the payer.

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Exempt payees described above must file Form W-9 or a substitute Form W-9 to avoid possible erroneous backup withholding.  FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART II OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Privacy Act Notice — Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to the payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish Taxpayer Identification Number.  — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.  — If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Number.  — If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil or criminal penalties.

FOR ADDITIONAL INFORMATION
CONTACT YOUR TAX CONSULTANT
OR THE INTERNAL REVENUE SERVICE